EXHIBIT 99.7

CONSENT OF CONSULTING GEOLOGIST

B. Dewonck, P. Geo.

Coast Mountain Geological Ltd.

P.O. Box 11604

620 – 650 West Georgia Street

Vancouver, B.C.      V6B 4N9

April 10, 2005

The Madonna Corporation

7816 Calla Donna Place, SW

Calgary, AB T2V 2R1

Sirs:

The undersigned hereby grants his permission for your use of his report on Report on the Long Lake Property,

Abrey Township, NW Ontario NTS 42E/10.  This permission covers inclusion as an exhibit to any filing you may make with the U.S. Securities and Exchange Commission.

Yours truly,

/s/ Bernard Dewonck

     Bernard Dewonck, P.Geol.